AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 17, 1998

                                                     REGISTRATION NO. 333-______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               STEVEN MADDEN, LTD.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

         NEW YORK                         3140                    13-3588231
(STATE OR OTHER JURIS-         (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
 DICTION OF ORGANIZATION)        CLASSIFICATION CODE NO.)    IDENTIFICATION NO.)

          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                              52-16 BARNETT AVENUE
                           LONG ISLAND CITY, NY 11104
                                 (718) 446-1800

                   (ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR
                      INTENDED PRINCIPAL PLACE OF BUSINESS)

                                  STEVE MADDEN
                                    PRESIDENT
                              52-16 BARNETT AVENUE
                           LONG ISLAND CITY, NY 11104
                                 (718) 446-1800
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            STEVEN F. WASSERMAN, ESQ.
                              ALAN N. FORMAN, ESQ.
                           BERNSTEIN & WASSERMAN, LLP
                                950 THIRD AVENUE
                               NEW YORK, NY 10022
                                 (212) 826-0730
                              (212) 381-4730 (FAX)

         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS REASONABLY PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

         IF ANY OF THE  SECURITIES  BEING  REGISTERED  ON  THIS  FORM  ARE TO BE
OFFERED ON A DELAYED OR CONTINUOUS BASIS, PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX: | X |

         IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

         IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.

         IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

====================================================================================================================================
                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
    Title of Each Class of      Amount of Shares to be   Proposed Maximum Offering   Proposed Maximum Aggregate        Amount of
 Securities to be Registered          Registered              Price Per Share              Offering Price           Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $.0001 per share, held               1,284,816                     $8.25                   $10,559,732
by Selling Securityholders
------------------------------------------------------------------------------------------------------------------------------------
Total Registration Fee                                                                                                $3,115.12(2)
====================================================================================================================================


(1)      Established  solely  for  purposes  of  calculating   registration  fee
pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Act").

(2)      $3,115.12 paid herewith.




         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                                EXPLANATORY NOTE

An additional 1,875,000 shares of Common Stock underlying Class B Warrants and an additional 120,000 shares of Common Stock, 120,000 Class A Warrants, 120,000 Class B Warrants (and 240,000 shares of Common Stock underlying such Class A Warrants and Class B Warrants) issuable upon exercise of an option granted to the underwriter of the Company's initial public offering, have been registered under a registration statement on Form SB-2 (No. 33-67162-NY) (the "Registration Statement") which was declared effective by the Securities and Exchange Commission on December 10, 1993 and which is being amended by the filing of this Registration Statement pursuant to Rule 429. Accordingly, both registration statements use the prospectus which constitutes a part of this Registration Statement.

The Company hereby withdraws the registration of 30,000 shares of Common Stock, 30,000 Class A Warrants, 30,000 Class B Warrants (and 60,000 shares of Common Stock underlying such Class A Warrants and Class B Warrants) issuable upon exercise of an option granted to the underwriter of the Company's initial public offering, which were previously registered on the Registration Statement.

PROSPECTUS

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such an offer, solicitation of sale would be unlawful prior to registration or qualification under the securities laws of any State.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 17, 1998

                               STEVEN MADDEN, LTD.

                        3,519,816 Shares of Common Stock

         This Prospectus relates to an aggregate offering of up to 2,235,000 shares (the "Shares") of Common Stock, par value $.0001 per share (the "Common Stock" or the "Shares"), of Steven Madden, Ltd., a New York corporation (the "Company"), which may be offered and sold from time to time by the Company (i) upon exercise of up to 1,875,000 outstanding and issued Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants") by Class B Warrant holders (the "Class B Warrant Holders"); (ii) upon exercise of 120,000 Underwriter's Unit Purchase Options held by two (2) individuals (Jordan Belfort 82,500 units; Nancy Porush 37,500 units) that are not affiliated to the Company (the "UPO Holders"); (iii) upon exercise of 120,000 Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants") which are issuable upon exercise of 120,000 Underwriter's Unit Purchase Options by the UPO Holders; and (iv) upon exercise of 120,000 Class B Warrants which are issuable upon exercise of 120,000 Underwriter's Unit Purchase Options by the UPO Holders. The Company will not receive any of the proceeds from the sale of the Shares by the UPO Holders or the Class B Warrant Holders. However, assuming the exercise of all of the Underwriter's Unit Purchase Options by the UPO Holders as well as the underlying Class A Warrants and Class B Warrants, and the exercise of the Class B Warrants by the Class B Warrantholders, the Company will receive, upon issuance of the Common Stock to the UPO Holders and the Class B Warrant Holders, up to (i) $696,000 upon exercise of the Underwriter's Unit Purchase Options at an exercise price of $5.80 per Unit; (ii) $570,000 from the exercise of Class A Warrants granted to the UPO Holders upon exercise of the Underwriter's Unit Purchase Options at an exercise price of $4.75 per share; (iii) $660,000 from the exercise of Class B Warrants granted to the UPO Holders upon exercise of the Underwriter's Unit Purchase Options at an exercise price of $5.50 per share; and
(iv) $10,312,500 from the exercise of Class B Warrants by the Class B Warrant Holders at an exercise price of $5.50 per share. See "Use of Proceeds." Any brokerage commissions or other similar expenses incurred pursuant to the exercise of the Class A Warrants or the Class B Warrants will be borne by the exercising UPO Holders or Class B Warrant Holders. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Selling Securityholders" and "The Offering".

         Each Underwriter's Unit Purchase Option entitles the holder to purchase until December 10, 1998 a Unit, each consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant at a purchase price of $5.80 per Unit. Each Class A Warrant and Class B Warrant (hereinafter, collectively the "Warrants") entitles the registered holder thereof to purchase, at any time until December 10, 1998 (the "Expiration Date"), one share of Common Stock at a price of $4.75 and $5.50, respectively, subject to adjustment.

         The Class A Warrants and Class B Warrants are redeemable by the Company for $.05 per Warrant upon thirty (30) days' prior written notice, if the average closing or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is quoted, Nasdaq or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds $9.00 per share for the Class A Warrants and $11.00 per share for the Class B Warrants, for any twenty
(20) trading days within a period of thirty (30) consecutive trading days ending within five (5) days prior to the date of the notice of redemption. Upon thirty
(30) days' written notice to all holders of the effected class of Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Class A Warrants and/or Class B Warrants.

         This Prospectus also relates to an offering of up to 1,184,816 shares of Common Stock of the Company, which may be offered and sold from time to time by BOCAP Corp., a Florida corporation ("BOCAP"), beneficially owned by Steven Madden, the Company's President, Chief Executive Officer and Chairman of the Board, and 100,000 shares of Common Stock which may be offered and sold from time to time by certain unrelated selling securityholders (BOCAP and such selling securityholders shall be referred to the "Selling Securityholders"). The Company will not receive any of the proceeds from the sale of the securities by Selling Securityholders.

         The securities offered by this Prospectus may be sold from time to time by the Company and the Selling Securityholders, or their transferees. No underwriting arrangements have been entered into by the Company or the Selling Securityholders. The distribution of the securities by the Company, BOCAP and the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately negotiated transactions or through sales to one or more market makers or dealers for resale of such securities as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of the Company's securities.

         The Company and the Selling Securityholders, brokers, dealers or underwriters and intermediaries that participate with the Company and the Selling Securityholders in the distribution of the Company's securities may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation.

         The Company's shares of Common Stock, Class A Warrants and Class B Warrants were quoted since December 10, 1993 on The Nasdaq SmallCap Market under the symbols SHOO, SHOOW and SHOOZ, respectively. In January 1996, the Class A Warrants ceased trading as a result of the Company's call for redemption of such securities. In January 1997, the Company's shares of Common Stock and Class B Warrants commenced trading on The Nasdaq National Market. On February 12, 1998, the last quoted price of the Common Stock and Class B Warrants were $8.25, and $3.125, respectively.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is February 17, 1998.

                              AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). The statements contained in this Prospectus with respect to the contents of any agreement or other document referred to herein are not necessarily complete and, in each instance, reference is made to a copy of such agreement or document as filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by reference to the provisions of the relevant documents. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information reference is made to the Registration Statement.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents or portions thereof, as filed with the Securities and Exchange Commission by the Company, are incorporated herein by reference into this Prospectus:

         (1) Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997.

         (2) Quarterly  Report on Form  10-QSB  for the  quarter  ended June 30,
             1997.

         (3) Quarterly  Report on Form  10-QSB for the  quarter  ended March 31,
             1997.

         (4) Proxy Statement on Schedule 14A dated May 30, 1997.

         (5) Annual Report on Form 10-KSB for the year ended December 31, 1996.

         (6) The description of the Common Stock, par value $.0001 per share ("Common Stock"), the Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants"), and the Class B Redeemable Common Stock Purchase Warrants ("Class B Warrants"), of the Company contained in the Company's registration statement filed under
             Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to the effective date of this Prospectus and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  RISK FACTORS

         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION AND SHOULD ONLY BE PURCHASED BY INVESTORS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS, PRIOR TO MAKING AN INVESTMENT, SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND SPECULATIVE FACTORS, AS WELL AS OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, ASSOCIATED WITH THIS OFFERING, INCLUDING THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS INCORPORATED BY REFERENCE HEREIN.

         STATEMENTS IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER UNKNOWN FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION TO STATEMENTS THAT EXPLICITLY DESCRIBE SUCH RISKS AND UNCERTAINTIES, READERS ARE URGED TO CONSIDER STATEMENTS LABELED WITH THE TERMS "BELIEVES," "BELIEF," "EXPECTS," "INTENDS," "ANTICIPATES" OR "PLANS" TO BE UNCERTAIN AND FORWARD-LOOKING. THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE ALSO SUBJECT GENERALLY TO OTHER RISKS AND UNCERTAINTIES THAT ARE DESCRIBED FROM TIME TO TIME IN THE COMPANY'S REPORTS AND REGISTRATION STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND CERTAIN OF THESE RISKS ARE SUMMARIZED BELOW.


         1.  DEPENDENCE  ON  KEY  PERSONNEL.   The  Company  is  dependent,   in
particular, upon the services of Steven Madden, its Chief Executive Officer, President, Chairman of the Board and chief designer and Rhonda Brown, its Chief Operating Officer. If Mr. Madden or Ms. Brown are unable to provide services to the Company for whatever reason, the business would be adversely affected. The Company therefore maintains a key person life insurance policy on Mr. Madden with coverage in the amount of $10,000,000; however, the Company does not maintain a policy on Ms. Brown. The Company has an employment contract with Mr. Madden that expires on December 31, 2007, and an employment contract with Ms. Brown that expires on June 30, 1999. In the event Mr. Madden is terminated for other than cause or total disability, the Company will be required to pay Mr. Madden's remaining salary under his 10-year contract (up to approximately $2,000,000 depending on the timing of such termination), half of which must be paid upon termination. Mr. Madden is also entitled during the term of the contract to an annual $50,000 non-accountable expense account. In the event of a change in control, Mr. Madden may choose to continue his employment with the Company or terminate his employment and receive his remaining salary under the contract.

         Since Mr. Madden and Ms. Brown are involved in all aspects of the Company's business, there can be no assurance that a suitable replacement for either could be found if either were unable to perform services for the Company. As a consequence, a loss of Mr. Madden, Ms. Brown or other key management personnel could have a material adverse effect upon the Company's business, results of operations and financial condition. In addition, the Company's ability to market its products and to achieve profitability will depend, in large part, on its ability to attract and retain qualified personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to attract and retain such personnel. The inability of the Company to attract and retain such qualified personnel would have a material adverse effect on the Company's business, financial condition and results of operations.

         2. FASHION INDUSTRY RISKS. The success of the Company will depend in significant part upon its ability to anticipate and respond to women's product and fashion trends as well as to anticipate, gauge and react to changing consumer demands in a timely manner. There can be no assurance that the Company's products will correspond to the changes in taste and demand or that the Company will be able to successfully market products which respond to such trends. If the Company misjudges the market for its products, it may be faced with significant excess inventories for some products and missed opportunities with others. In addition, misjudgments in merchandise selection could adversely affect the Company's image with its customers and weak sales and resulting markdown requests from customers could have a material adverse effect on the Company's business, results of operations and financial condition.

         The industries in which the Company operates are cyclical, with purchases tending to decline during recessionary periods when disposable income is low. Purchases of contemporary shoes and accessories tend to decline during recessionary periods and also may decline at other times. While the Company has fared well in recent years in a difficult retail environment, there can be no assurance that the Company will be able to maintain its historical rate of growth in revenues and earnings, or remain profitable in the future. A recession in the national or regional economies or uncertainties regarding future economic prospects, among other things, could affect consumer spending habits and have a material adverse effect on the Company's business results of operations and financial condition.

         In recent years, the retail industry has experienced consolidation and other ownership changes. In addition, some of the Company's customers have operated under the protection of the federal bankruptcy laws. In the future, retailers in the United States and in foreign markets may consolidate, undergo restructurings or reorganizations, or realign their affiliations, any of which could decrease the number of stores that carry the Company's products or increase the ownership concentration within the retail industry. While such changes in the retail industry to date have not had a material adverse effect on the Company's business or financial condition, there can be no assurance as to the future effect of any such changes.

         3. INVENTORY MANAGEMENT. The Company's ability to manage its inventories properly is an important factor in its operations. Inventory shortages can adversely affect the timing of shipments to customers and diminish brand loyalty. Conversely, excess inventories can result in increased interest costs as well as lower gross margins due to the necessity of providing discounts to retailers. The inability of the Company to effectively manage its inventory would have a material adverse effect on the Company's business, financial condition and results of operations.

         4. DEPENDENCE UPON CUSTOMERS AND RISKS RELATED TO EXTENDING CREDIT TO CUSTOMERS. The Company's customers purchasing shoes consist principally of department stores and specialty stores, including shoe boutiques. Certain of the Company's department store customers, including some under common ownership, account for significant portions of the Company's wholesale net sales. Presently, the Company sells approximately fifty percent (50%) of its products to department stores, including Federated Stores (Bloomingdales, Burdines, Macy's and Bullocks), Dillards and Dayton Hudson and approximately fifty (50%) percent to specialty stores, including shoe boutiques. As a result of the merger between Federated Stores and R.H. Macy and Company, Federated Stores, the Company's largest customer, accounts for approximately seventeen percent (17%) of the Company's sales.

         The Company believes that a substantial portion of sales of the Company's licensed products by its domestic licensing partners are also made to the Company's largest department store customers. The Company generally enters into a number of purchase order commitments with its customers for each of its lines every season and does not enter into long-term agreements with any of its customers. Therefore, a decision by Federated Stores or any other significant customer, whether motivated by competitive conditions, financial difficulties or otherwise, to decrease the amount of merchandise purchased from the Company or its licensing partners, or to change its manner of doing business could have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company sells its products primarily to retail stores across the United States and extends credit based on an evaluation of each customer's financial condition, usually without requiring collateral. While various retailers, including some of the Company's customers, have experienced financial difficulties in the past few years which increased the risk of extending credit to such retailers, the Company's losses due to bad debts have been limited. However, financial difficulties of a customer could cause the Company to curtail business with such customer or require the Company to assume more credit risk relating to such customer's receivables.

         5. IMPACT OF FOREIGN MANUFACTURERS. A significant portion of the Company's products are currently sourced outside the United States through arrangements with a number of foreign manufacturers in four different countries. During fiscal 1997, approximately 95% of the Company's products were purchased from sources outside the United States, including Mexico, China, Brazil and Spain.

         Risks inherent in foreign operations include work stoppages, transportation delays and interruptions, changes in social, political and economic conditions which could result in the disruption of trade from the countries in which the Company's manufacturers or suppliers are located, the imposition of additional regulations relating to imports, the imposition of additional duties, taxes and other charges on imports, significant fluctuations of the value of the dollar against foreign currencies, or restrictions on the transfer of funds, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. The Company does not believe that any such economic or political conditions will materially affect the Company's ability to purchase products, since a variety of materials and alternative sources exist. The Company cannot be certain, however, that it will be able to identify such alternative sources without delay or without greater cost to the Company, if ever. The Company's inability to identify and secure alternative sources of supply in this situation would have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company's imported products are also subject to United States customs duties which comprise a material portion of the cost of the merchandise. The United States and the countries in which the Company's products are produced or sold may, from time to time, impose new quotas, duties, tariffs, or other restrictions, or may adversely adjust prevailing quota, duty or tariff levels, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

         6. POSSIBLE ADVERSE IMPACT OF UNAFFILIATED MANUFACTURERS' INABILITY TO MANUFACTURE IN A TIMELY MANNER, TO MEET QUALITY STANDARDS OR TO USE ACCEPTABLE LABOR PRACTICES. As is common in the footwear industry, the Company contracts for the manufacture of a majority of its products to its specifications through foreign manufacturers. The Company does not own or operate any manufacturing facilities and is therefore dependent upon independent third parties for the manufacture of all of its products. The Company's products are manufactured to its specifications by both domestic and international manufacturers. The inability of a manufacturer to ship orders of the Company's products in a timely manner or to meet the Company's quality standards could cause the Company to miss the delivery date requirements of its customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect on the Company's business, financial condition and results of operations.

         Although the Company enters into a number of purchase order commitments each season specifying a time frame for delivery, method of payment, design and quality specifications and other standard industry provisions, the Company does not have long-term contracts with any manufacturer. As a consequence, any of these manufacturing relationships may be terminated, by either party, at any time. Although the Company believes that other facilities are available for the manufacture of the Company's products, both within and outside of the United States, there can be no assurance that such facilities would be available to the Company on an immediate basis, if at all, or that the costs charged to the Company by such manufacturers will not be greater than those presently paid.

         The Company requires its licensing partners and independent manufacturers to operate in compliance with applicable laws and regulations. While the Company promotes ethical business practices and the Company's staff periodically visits and monitors the operations of its independent manufacturers, the Company does not control such manufacturers or their labor practices. The violation of labor or other laws by an independent manufacturer of the Company or by one of the Company's licensing partners, or the divergence of an independent manufacturer's or licensing partner's labor practices from those generally accepted as ethical in the United States, could have a material adverse effect on the Company's business, financial condition and results of operations.

         7. INTENSE INDUSTRY COMPETITION. The fashionable footwear industry is highly competitive and barriers to entry are low. The Company's competitors include specialty companies as well as companies with diversified product lines. The recent substantial growth in the sales of fashionable footwear has encouraged the entry of many new competitors and increased competition from established companies. Most of these competitors, including Kenneth Cole, Nine West, Esprit, Reebok, Nike, Zodiac and Guess, have significantly greater financial and other resources than the Company and there can be no assurance that the Company will be able to compete successfully with other fashion footwear companies. Increased competition could result in pricing pressures, increased marketing expenditures and loss of market share, and could have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company believes effective advertising and marketing, fashionable styling, high quality and value are the most important competitive factors and plans to employ these elements as it develops its products. The Company's inability to effectively advertise and market its products could have a material adverse effect on the Company's business, financial condition and results of operations.

         8. EXPANSION OF RETAIL BUSINESS. The Company's continued growth depends to a significant degree on further developing the Steve Madden and David Aaron brands, creating new product categories and businesses and operating Company-owned stores on a profitable basis. The Company plans to open nine stores in fiscal 1998, representing a significant increase in the number of stores opened and operated in one fiscal year. The Company's recent and planned expansion includes the opening of stores in new geographic markets. New markets have in the past presented, and will continue to present, competitive and merchandising challenges that are different from those faced by the Company in its existing markets. There can be no assurance that the Company will be able to open new stores, and if opened, that such new stores will be able to achieve sales and profitability levels consistent with existing stores.

         The Company's retail expansion is dependent on a number of factors, including the Company's ability to locate and obtain favorable store sites, the performance of the Company's wholesale and retail operations, and the ability of the Company to manage such expansion and hire and train personnel. Past comparable store sales results may not be indicative of future results, and there can be no assurance that the Company's comparable store sales results will increase or not decrease in the future. In addition, there can be no assurance that the Company's strategies to increase other sources of revenue, which may include expansion of its licensing activities, will be successful or that the Company's overall sales or profitability will increase or not be adversely affected as a result of the implementation of such retail strategies.

         The Company's growth has increased and will continue to increase demand on the Company's managerial, operational and administrative resources. The Company has recently invested significant resources in, among other things, its management information systems and hiring and training new personnel. However, in order to manage currently anticipated levels of future demand, the Company may be required to, among other things, expand its distribution facilities, establish relationships with new manufacturers to produce its products, and continue to expand and improve its financial, management and operating systems. There can be no assurance that the Company will be able to manage future growth effectively and a failure to do so could have a material adverse effect on the Company's business, financial condition and results of operation.

         9. SEASONAL AND QUARTERLY FLUCTUATIONS. The Company's quarterly results may fluctuate quarter to quarter as a result of the timing of holidays, weather, the timing of larger shipments of footwear, market acceptance of the Company's products, the mix, pricing and presentation of the products offered and sold, the hiring and training of additional personnel, the timing of inventory write downs, the cost of materials, the mix between wholesale and licensing businesses, the incurrence of other operating costs and factors beyond the Company's control, such as general economic conditions and actions of competitors. In addition, the Company expects its sales and operating results may fluctuate significantly with the opening of new retail stores, the amount of revenue contributed by new stores, changes in comparable store sales and the introduction of new products. Accordingly, the results of operations in any quarter will not necessarily be indicative of the results that may be achieved for a full fiscal year or any future quarter.

         10. TRADEMARK AND SERVICEMARK PROTECTION. The Steve Madden trademark has been registered in one International Class (Int'l Cl. 18 - leather goods, hand bags, wallets) in the Untied States Patent and Trademark Office and the Company has numerous applications for registration in other International Classes (such as clothing, sunglasses, jewelry, cosmetics, and fragrances) pending in the United States Patent and Trademark Office, the Company also has a service mark registration in the United States Patent and Trademark Office for the Steve Madden service mark in Int'l Cl. 35 for retail store services. Through the Company's seven year long use of the Steve Madden trademark in the United States in connection with shoes, the Company has also acquired common law trademark right in the Steve Madden trademark. The Company also has pending trademark applications for the Steve Madden trademark in numerous countries around the world. There can be no assurance, however, that the Company will be able to effectively obtain rights in the Steve Madden mark throughout the world. The failure of the Company to protect such right from unlawful and improper appropriation may have a material adverse effect on the Company's business, financial condition and results of operation.

         The Company also owns a federal trademark registration in the United States Patent and Trademark Office for the David Aaron trademark in Int'l
Classes 18 and 25 (leather goods and clothing, shoes) and has numerous applications pending in the United States and around the world for the David Aaron trademark and service mark. The Company believes that the David Aaron trademark has a significant value and is important to the marketing of the Company's products. The Company believes that its trademarks and other proprietary rights are important to its success and its competitive position. Accordingly, the Company devotes substantial resources to the establishment and protection of its trademarks on a worldwide basis. Nevertheless, there can be no assurance that the actions taken by the Company to establish and protect its trademarks and other proprietary rights will be adequate to prevent imitation of its products by others or to prevent others from seeking to block sales of the Company's products as violative of the trademarks and proprietary rights of others. Moreover, no assurance can be given that others will not assert rights in, or ownership of, trademarks and other proprietary rights of the Company or that the Company will be able to successfully resolve such conflicts. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States. The failure of the Company to establish and then protect such proprietary rights from unlawful and improper appropriation could have a material adverse impact on the Company's business, financial condition and results of operations.

         11. FOREIGN CURRENCY FLUCTUATIONS. The Company generally purchases its products in U.S. dollars. However, the Company sources substantially all of its products overseas and, as such, the cost of these products may be affected by changes in the value of the relevant currencies. Changes in currency exchange rates may also affect the relative prices at which the Company and foreign competitors sell their products in the same market. There can be no assurance that foreign currency fluctuations will not have a material adverse impact on the Company's business, financial condition and results of operations.

         12. ABSENCE OF DIVIDENDS. The Company anticipates that all of its earnings in the foreseeable future will be retained to finance the continued growth and expansion of its business and has no current intention to pay cash dividends.

         13. OUTSTANDING WARRANTS AND OPTIONS. The Company currently has outstanding approximately 1,875,000 Class B Warrants exercisable at $5.50 per share and 150,000 Class C Warrants exercisable at $15.00 per share. The Class B Warrants and Class C Warrants expire in December 1998. As of February 1, 1998, the Company had outstanding options to purchase an aggregate of approximately 2,200,000 shares of Common Stock. Holders of such options and warrants are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by the options. Further, while its options and warrants are outstanding, they may adversely affect the terms in which the Company could obtain additional capital.


                                 USE OF PROCEEDS


         The shares of Common Stock are being offered by the Company upon the exercise of the Class A Warrants and Class B Warrants by the Selling Securityholders, upon the exercise of the Underwriter's Unit Purchase Options, and upon the exercise of Class B Warrants by the Class B Warrant Holders. The Company will not receive any of the proceeds from the sale of the shares by the Selling Securityholders, BOCAP, the Class A Warrant Holders or the Class B Warrant Holders. However, assuming the exercise of all of the Underwriter's Unit Purchase Options, the Company will receive, upon issuance of the Common Stock to the Selling Securityholders and the Class B Warrant Holders, up to (i) $696,000 upon exercise of the Underwriter's Unit Purchase Options at an exercise price of $5.80 per share; (ii) $570,000 from the exercise of Class A Warrants granted to the Selling Securityholders upon exercise of the Underwriter's Unit Purchase Options at an exercise price of $4.75 per share; (iii) $660,000 from the exercise of Class B Warrants granted to the Selling Securityholders upon exercise of the Underwriter's Unit Purchase Options at an exercise price of $5.50 per share; and (iv) $10,312,500 from the exercise of Class B Warrants by the Class B Warrant Holders at an exercise price of $5.50 per share. In the event that all of the shares of Common Stock underlying the Unit Purchase Options, Class A Warrants and Class B Warrants are sold, the Company will receive an aggregate of $12,238,500, all of which will be used for working capital purposes.

                             SELLING SECURITYHOLDERS

         The Registration Statement of which this Prospectus is a part relates to the offer and sale of 1,284,816 shares of Common Stock (the "Selling Securityholder's Securities") by the Selling Securityholders or their transferees. All of such shares of Common Stock are expected to become tradeable on or about the date of this Prospectus.

         The following table sets forth the beneficial ownership of the securities of the Company held by each person who is a Selling Securityholder prior to this Offering and after this Offering, assuming all of the shares of Common Stock owned by the Selling Securityholders are sold.


------------------------------------------------------------------------------------------------------------------------------

                           SHARES OF COMMON                                            SHARES OF COMMON     PERCENTAGE OF
                           STOCK              PERCENTAGE OF          SHARES OF         STOCK                COMMON STOCK
                           BENEFICIALLY       COMMON STOCK           COMMON STOCK      BENEFICIALLY         BENEFICIALLY
                           OWNED BEFORE       BENEFICIALLY OWNED     OFFERED           OWNED AFTER          OWNED AFTER
NAME                       OFFERING           BEFORE OFFERING        HEREBY            OFFERING             OFFERING
------------------------------------------------------------------------------------------------------------------------------

BOCAP Corp.                  1,648,816(1)             18.3%            1,128,816           520,000(3)             5.8%
------------------------------------------------------------------------------------------------------------------------------

EGS Associates, L.P.           567,800(2)              6.7%               70,000           497,800(4)             5.9%
------------------------------------------------------------------------------------------------------------------------------

Bev Partners, L.P.             567,800(2)              6.7%               15,000           552,800(5)             6.5%
------------------------------------------------------------------------------------------------------------------------------

Jonas Partners, L.P.           567,800(2)              6.7%               15,000           552,800(6)             6.5%
------------------------------------------------------------------------------------------------------------------------------

(1) Includes shares issuable to Steven Madden (the sole stockholder of BOCAP) upon the exercise of (i) options exercisable for 500,000 shares of Common Stock at an exercise price of $1.75 until March 1999, and
         (ii) options exercisable for 20,000 shares at an exercise price of $5.50 until May 2005.

(2) Includes shares of Common stock beneficially owned by members of a group (as defined in Section 13(d) of the Securities Exchange Act of 1934) as follows: (i) EGS Partners, LLC, 321,500, (ii) EGS Associates, L.P., 103,500, (iii) Bev Partners, L.P., 64,500, (iv) Jonas Partners, L.P., 52,500 and (v) 25,800 shares owned by Mr. Jonas Gerstl (a member of EGS Partners and a general partner of EGS Associates, Bev Partners and Jonas Partners) and certain members of his family.

(3) Assumes the sale of 1,128,816 shares of Common Stock by BOCAP Corp. registered under the registration statement of which this Prospectus forms a part.

(4) Assumes the sale of 70,000 shares of Common Stock by EGS Partners, LLC registered under the registration statement of which this Prospectus forms a part.

(5) Assumes the sale of 15,000 shares of Common Stock by Bev Partners, L.P. registered under the registration statement of which this Prospectus forms a part.

(6)      Assumes the sale of 15,000  shares of Common  Stock by Jonas  Partners,
         L.P.  registered  under  the  registration   statement  of  which  this
         Prospectus forms a part.

--------------------


         The securities offered thereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a prospectus will be distributed which will set forth the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for securities purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         Under the Exchange Act, and the regulations thereto, any person engaged in a distribution of the securities of the Company offered by the Selling Securityholders may not simultaneously engage in market-making activities with respect to such securities of the Company during the applicable "cooling off" period (up to 5 days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, in connection with transactions in such securities, which provisions may limit the timing of purchase and sales of such securities by the Selling Securityholders.

                              PLAN OF DISTRIBUTION

         The Company will not receive any of the proceeds from the sale of the Shares by the UPO Holders, the Selling Securityholders or the Class B Warrant Holders. However, assuming the exercise of all of the Underwriter's Unit Purchase Options by the UPO Holders, and the exercise of the Class B Warrants by the Class B Warrantholders, the Company will receive, upon issuance of the Common Stock to the UPO Holders and the Class B Warrant Holders, up to (i) $696,000 upon exercise of the Underwriter's Unit Purchase Options at an exercise price of $5.80 per Unit; (ii) $570,000 from the exercise of Class A Warrants granted to the UPO Holders upon exercise of the Underwriter's Unit Purchase Options at an exercise price of $4.75 per share; (iii) $660,000 from the exercise of Class B Warrants granted to the UPO Holders upon exercise of the Underwriter's Unit Purchase Options at an exercise price of $5.50 per share; and
(iv) $10,312,500 from the exercise of Class B Warrants by the Class B Warrant Holders at an exercise price of $5.50 per share. See "Use of Proceeds."

         The securities offered by this Prospectus may be sold from time to time by the Selling Securityholders, or to their transferees. No underwriting arrangements have been entered into by the Selling Securityholders. The distribution of the securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately negotiated transactions or through sales to one or more market makers or dealers for resale of such securities as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of the securities.

         This offering is currently not being underwritten. However, the Selling Securityholders, brokers, dealers or underwriters and intermediaries that participate with the Selling Securityholders may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. It is anticipated that all the Securities being offered hereby, when sales thereof are made, will be made in one or more transaction (which may involve one or more block transaction) through customary brokerage channels, either through brokers acting as brokers or agents for the sellers, or through market makers, dealers or underwriters acting as principals who may resell the Common Stock or Class B Warrants on The Nasdaq National Market or the securities in privately negotiated sales, or otherwise, or by a combination of such methods of offering. Sales may be made at market priced prevailing at the time of the sales or at negotiated prices.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares of Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for a period of up to five days preceding such distribution. The Selling Securityholders and Class B Warrant Holders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the Selling Securityholders and Class B Warrant Holders.

         In order to comply with certain state securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless the Common Stock has been registered and qualify for sale in such state, or unless an exemption from registration or qualifications available and is obtained.

                                  LEGAL MATTERS

         The validity of the securities offered hereby have been passed upon for the Company by Bernstein & Wasserman, LLP.

                                     EXPERTS

         The consolidated financial statements of Steven Madden, Ltd. and subsidiaries included in the Company's annual report on Form 10-KSB for the year ended December 31, 1996, incorporated by reference in this Prospectus and the Registration Statement have been audited by Richard A. Eisner & Company, LLP, independent auditors, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the report of said firm given upon their authority as experts in accounting and auditing.

================================================================================

         No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful.

                                 --------------


                                TABLE OF CONTENTS
                                                                     PAGE

Available Information ................................................
Prospectus Summary ...................................................
Risk Factors .........................................................
Use of Proceeds ......................................................
Selling Securityholders ..............................................
Plan of Distribution .................................................
Legal Matters ........................................................
Experts ..............................................................
Additional Information ...............................................



                                 --------------



================================================================================


================================================================================



                               STEVEN MADDEN, LTD.

                        3,519,816 SHARES OF COMMON STOCK




                                 --------------

                                   PROSPECTUS

                                 --------------





                                February 17, 1998



================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The estimated expenses in connection with this offering are as follows:

        SEC filing fee..........................              $   3,115.12
        Legal fees and expenses*................                 20,000.00
        Accounting fees and expenses*...........                  7,000.00
        Blue Sky fees and expenses*.............                        --
        Printing and engraving*.................                  5,000.00
        Transfer Agent's and Registrar fees*....                        --
        Miscellaneous expenses*.................                    384.88

        Total...................................              $  35,500.00
                                                              ============

----------------
*       Estimated



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IV of the By-Laws of the Company ("By-Laws"), which is set forth below in its entirety, provides for indemnification of officers, directors, employees and agents substantially to the extent permitted under the New York Business Corporation Law.

        Article IV of the By-Laws provides as follows:

                                  "ARTICLE IV"

                                 INDEMNIFICATION

         INDEMNIFICATION. The Corporation shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense of settlement of such action or suit, (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding, in each case to the fullest extent permissible under the indemnification provisions of Section 722 of the New York Business Corporation Law or any successor statute and (c) advance reasonable and necessary expenses in connection with such actions or suits, and not seek reimbursement of such expenses unless there is a specific determination that the officer or director is not entitled to such indemnification. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such persons may be entitled, under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS.

EXHIBITS

3.01*    Certificate of Incorporation of the Company.

3.02* By-Laws of the Company. (Incorporated by reference to the Company's Registration Statement on Form S-8, File No. 33-8810)

4.01*    Specimen Certificate for shares of Common Stock.

4.03* Form of Warrant Agreement by and among the Company, the Underwriter and American Stock Transfer & Trust Company including Form of Class A Warrant Certificate and Form of Class B Warrant Certificate.

4.04*    Form of Underwriter's Unit Purchase Option.

5.01     Legal Opinion of Bernstein & Wasserman, LLP.

10.09**  Accounts Receivable Factoring Agreement

10.18*** Employment Agreement of Rhonda Brown.

10.19*** Employment Agreement of Yves Levenson.

10.20*** Agreement  and Plan of Merger  between the  Company,  Diva  Acquisition
         Corp., and Diva International, Inc.

10.21*** Certificate  of  Merger  between  Diva  International,  Inc.  and  Diva
         Acquisition Corp.

23.01    Consent of  Richard A. Eisner & Company, LLP

23.02    Consent of Bernstein & Wasserman, LLP. (included in Exhibit 5.01).

* Previously filed with and incorporated hereby with reference to the Registrant's Registration Statement on Form SB-2 (No.3367162-NY, as amended, declared effective on December 10, 1994.)

** Previously filed with and incorporated hereby with reference to the Registrant's Amendment No. 1 to Post Effective Amendment No. 1 to the Registration Statement on Form SB-2 (No. 33-67162-NY, as amended) filed on August 31, 1995.

*** Previously filed with and incorporated hereby with reference to the Registrant's Annual Report on Form 10-KSB filed on March 30, 1997.


ITEM 17. UNDERTAKINGS.

         (a)  RULE 415 OFFERING

         The undersigned registrant will:

         1. File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) Include any additional or changed material information on the plan of distribution;

         2. For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

         3. File a post-effective  amendment to remove from  registration any of

                                     III-3
the securities that remain unsold at the end of the offering.

        (c)  INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the
Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d) RULE 430A

         The undersigned Registrant will:

         (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

         (2) For any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Long Island City, New York, on the 16th day of February, 1998.

                                    STEVEN MADDEN, LTD

                                    By: /s/ STEVEN MADDEN
                                       --------------------------------
                                            Steven Madden
                                            Chairman of the Board, President and
                                            Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendments thereto has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                            Title                              Date
---------                                            -----                              ----

/s/ STEVEN MADDEN                           Chairman of the Board, President
----------------------------------          and Chief Executive Officer         February 16, 1998
Steven Madden


/s/ RHONDA BROWN                            Chief Operating Officer             February 16, 1998
----------------------------------          and Director
Rhonda Brown


/s/ ARVIND DHARIA                           Chief Financial Officer             February 16, 1998
----------------------------------          and Director
Arvind Dharia


/s/ JOHN BASILE                             Director of Operations              February 16, 1998
----------------------------------          and Director
John Basile


/s/ JOHN L. MADDEN
----------------------------------
John L. Madden                              Director                            February 16, 1998


/s/ LES WAGNER                              Director                            February 16, 1998
----------------------------------
Les Wagner


/s/ PETER MIGLIORINI                        Director                            February 16, 1998
----------------------------------
Peter Migliorini

                                      II-5